SECURITIES AND EXCHANGE COMMISSIONS

                         Washington, DC  20549

                   ___________________________________



                               FORM 8-K


                            CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934


                   ____________________________________




           Date of Report (Date of earliest event reported):
                          December 29, 1997



                         BAUSCH & LOMB INCORPORATED

              (Exact name of registrant as specified in its
                                 charter)



New York                           1-4105               16-0345235
(State or other jurisdiction     (Commission          (I.R.S. Employer
 of incorporation)               File Number)        Identification No.)



                   One Bausch & Lomb Place, Rochester NY
                                14604-2701
                  (Address of principal executive offices)
                                (Zip Code)


             Registrant's telephone number, including area code:
                               (716) 338-6000



                                Inapplicable
          (Former name or former address, if changed since last
                                  report).

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

a.  Acquisition of Chiron Vision Corporation

On December 29, 1997, Bausch & Lomb Incorporated (the
"Company") acquired, for $300 million in cash, all of the issued and outstanding shares of Chiron Vision Corporation
("Chiron Vision"), pursuant to an October 21, 1997 agreement between the Company and Chiron Corporation, the sole shareholder of Chiron Vision.

Chiron Vision's business is the research, development and manufacture of innovative products that improve results in cataract and refractive surgery, and the treatment of progressive eye diseases.

Included in the assets acquired by the Company (indirectly through the acquisition of the shares of Chiron Vision) are the following products and operations:

Chiron Vision's product portfolio includes microkeratones and blades for LASIK refractive surgery; an advanced excimer laser with a built-in LASIK workstation for refractive surgery; equipment and viscoelastics for cataract surgery; PMMA and foldable intraocular lenses (IOLs); and the Vitrasert Implant, the first drug delivery system to provide local, sustained therapy for the treatment of cytomegalovirus (CMV) in people with AIDS. Based in Claremont, California, Chiron Vision maintains owned and leased manufacturing and sales facilities on five continents. Receivables and other contract rights of Chiron Vision are included in the assets obtained indirectly through this acquisition of capital stock.

b.  Acquisition of Storz Instrument Company

On December 31, 1997, the Company, in a combined purchase of stock and assets, acquired, for $380 million in cash, Storz Instrument Company, Storz Ophthalmics, Inc. And Cyanamid Chirurgie S.A.S. (collectively the "Storz Entities") pursuant to an October 21, 1997 agreement by and among the Company, American Cyanamid Company ("Cyanamid") and
American Home Products Corporation ("AHP").

Storz manufactures and distributes high quality ophthalmic surgical instruments, surgical and diagnostic equipment, intraocular lens implants and ophthalmic pharmaceuticals.

The assets were acquired from AHP and Cyanamid directly and indirectly through the acquisition of the shares of Storz
Instrument Company, Storz Ophthalmics, Inc. and Cyanamid
Chirurgie S.A.S., as well as certain other assets. The assets acquired include the following products and operations:

Storz surgical and diagnostic equipment products include technologically-advanced surgical systems that provide irrigation/aspiration and phacoemulsification capabilities utilized in ophthalmic surgery. Intraocular lens implant products include over 80 models in multi-piece, single-piece and small-incision design. Pharmaceutical products include Ocuvite, a vitamin and mineral supplement, as well as a number of in-office diagnostic and OTC products marketed to eye care professionals. The Storz assets also include a comprehensive surgical instrument product line offering a broad range of hand-held microsurgical instruments. Based in St. Louis, Missouri, Storz maintains manufacturing and sales facilities in several countries. Receivables and other contract rights associated with the Storz business are also included in the assets acquired.

The funds used to consummate both of these acquisitions came from the issuance by the Company of short-term obligations under the Company's commercial paper program.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)(4) Financial statements of the businesses acquired are not included with this report, and will be filed on or before March 13, 1998.

(c)  See Exhibit Index for a listing of exhibits.



                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAUSCH & LOMB INCORPORATED


/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President - Finance

Dated:  January 13, 1998


                        EXHIBIT INDEX

Exhibit No.   Description

2(a)          Stock Purchase Agreement by and between Bausch
              & Lomb Incorporated and Chiron Corporation dated as of October 21, 1997

2(b)          Purchase Agreement by and among American
              Cyanamid Company, American Home Products
              Corporation and Bausch & Lomb Incorporated dated as of October 21, 1997